Exhibit 5.1

            , 2013

Matter No.:878281

Doc Ref: 3312150

852-2842 9552

Junko.Shiokawa@conyersdill.com

Giant Interactive Group Inc.

2/F No. 29 Building

396 Guilin Road

Shanghai 200233

People’s Republic of China

Dear Sirs,

Re: Giant Interactive Group Inc. (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the proposed sale from time to time by the Company or any selling shareholder of an aggregate of              ordinary shares with a par value of US$0.0000002 each in the Company (the “Shares”) in the form of American Depositary Shares as described in the prospectus (the “Prospectus”) contained in the Company’s registration statement on Form F-3 to be filed with the United States Securities and Exchange Commission (the “Registration Statement” which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on , 2013, as amended; and

(ii)	a draft of the prospectus (the “Prospectus”) contained in the Registration Statement.

We have also reviewed the memorandum of association and articles of association of the Company, copies of minutes of a meeting of the board of directors of the Company held on             , 2013 (together, the “Minutes”), a certificate of good standing issued by the Registrar of Companies in relation to the Company on             , 2013, the register of members of the Company dated             , 2013 (the “Register of Members”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the capacity, power and authority of each of the parties to the Registration Statement, other than the Company, to enter into and perform its respective obligations under the Registration Statement; (d) the due execution and delivery of the Registration Statement by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby; (e) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (f) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; and (g) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2.	Based solely upon the Register of Members, the Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further amounts are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman (Cayman) Limited